Exhibit 3.03

BY-LAWS

OF

BIGLARI HOLDINGS INC.

(as adopted on December 21, 2017 and amended on April 30, 2018)

SECTION 1

Certification of Incorporation

1.1. The nature of the business or purposes of the Corporation shall be as set forth in its articles of incorporation. These by-laws, the powers of the Corporation and of its directors and stockholders, and all matters concerning the management of the business and conduct of the affairs of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the articles of incorporation.

SECTION 2

Stockholders

2.1. ANNUAL MEETING. The annual meeting of the stockholders to elect a board of directors and to transact such other business as may properly come before the meeting, shall be held at such place, and at such time as the Board of Directors may determine by resolution.

2.2. SPECIAL MEETINGS. A special meeting of the stockholders may be called at any time by the Chairman of the Board or by the Board of Directors. A special meeting of the stockholders shall be called by the Secretary, or in the case of the death, absence, incapacity or refusal of the Secretary, by an Assistant Secretary or some other officer, upon application of a majority of the Directors or of one or more stockholders who are entitled to vote and who hold at least fifty percent of the capital stock issued and outstanding. Any such application shall state the purpose or purposes of the proposed meeting. Any such call shall state the place, date, hour, and purposes of the meeting.

2.3. NOTICE OF MEETINGS. Except as otherwise provided by law, a written notice of each meeting of stockholders stating the place, day and hour thereof and, in the case of a special meeting, the purposes for which the meeting is called, shall be given not less than ten (10) or more than sixty (60) days before the meeting, to each stockholder entitled to notice of the meeting, at each such stockholder’s address as it appears in the records of the Corporation, which notice may be given by depositing such notice in the United States mail, postage prepaid, addressed to such stockholder at such address. Such notice shall be given by the Secretary, or by an officer or person designated by the Board of Directors, or in the case of a special meeting by the officer calling the meeting. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided by applicable law.

As to any adjourned session of any meeting of stockholders, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment was taken except that if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is set for the adjourned session, notice of any such adjourned session of the meeting shall be given in the manner heretofore described. No notice of any meeting of stockholders or any adjourned session thereof need be given to a stockholder if a written waiver of notice, executed before or after the meeting or such adjournment session by such stockholder is filed with the records of the meeting or if the stockholder attends such meeting without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders or any adjourned session thereof need be specified in any written waiver of notice.

2.4. QUORUM OF STOCKHOLDERS. At any meeting of the stockholders, whether the same be an original or an adjourned session, a quorum shall consist of a majority in interest of all stock issued and outstanding and entitled to vote at the meeting, except in any case where a larger quorum is required by law, by the articles of incorporation or by these by-laws. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present.

2.5. ORGANIZATION. The chairman of a meeting of stockholders shall be: the Chairman of the Board; (ii) in the absence of the Chairman of the Board, the Vice-Chairman of the Board, if one is elected; (iii) in the absence of the Chairman of the Board and the Vice-Chairman of the Board, such person as the Board of Directors may have designated; and (iv) in the absence of the Chairman of the Board, the Vice-Chairman of the Board or any person designated by the Board of Directors, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present in person or by proxy at the meeting. The Secretary or in his or her absence a person designated by the chairman of the meeting shall act as secretary of the meeting.

2.6. ACTION BY VOTE. When a quorum is present at any meeting, whether the same be an original or an adjourned session, a plurality of the votes cast for election to any office shall elect to such office and a majority of the votes cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the articles of incorporation or by these by-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector of election, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

2.7. ACTION WITHOUT MEETINGS. Unless otherwise provided in the articles of incorporation, any action required or permitted to be taken by stockholders for or in connection with any corporate action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the holders of outstanding stock entitled to vote thereon. Any such consent may also be given by electronic transmission in the manner provided by applicable law.

If action is taken by unanimous consent of stockholders, the writing or writings comprising such unanimous consent shall be filed with the records of the meetings of stockholders.

In the event that the action which is consented to is such as would have required the filing of a certificate under any of the provisions of the Indiana Business Corporation Law, if such action had been voted upon by the stockholders at a meeting thereof, the certificate filed under such provision shall state that written consent has been given under I.C. § 23-1-29-4 of the Indiana Business Corporation Law, in lieu of stating that the stockholders have voted upon the corporate action in question, if such last mentioned statement is required thereby.

2.8. PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him or her by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his or her attorney-in-fact or be authorized by such other means as is provided in I.C. § 23-1-30-3 of the Indiana Business Corporation Law. No proxy shall be voted or acted upon after eleven (11) months from its date unless such proxy provides for a shorter or longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

2.9. LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least five (5) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. Nothing contained in this Section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least five (5) days prior to the meeting in the manner provided by law. A stock list shall also be open to examination of any stockholder during the whole time of any meeting of stockholders in the manner provided by law. The stock ledger shall be the only evidence as to who are the stockholders entitled by this Section to examine the list required by this Section or to vote in person or by proxy at such meeting.

2.10. ADVANCE NOTICE OF BUSINESS TO BE BROUGHT BEFORE A MEETING.

(a)    At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board of Directors or the Chairman or (iii) otherwise properly brought before the meeting by a stockholder present in person who (A)(1) was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.10 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.10 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a–8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 2.2, and stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. For purposes of this Section 2.10, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be, if such proposing stockholder is (x) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (y) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (z) a trust, any trustee of such trust. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 2.11, and this Section 2.10 shall not be applicable to nominations except as expressly provided in Section 2.11.

(b)    Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.10. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one (1)-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.10(g)) of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c)    To be in proper form for purposes of this Section 2.10, a stockholder’s notice to the Secretary shall set forth:

(i)    as to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d–3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(ii)    as to each Proposing Person, (A) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation and (B) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Disclosable Interests”); and

(iii)    as to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (ii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these by-laws on behalf of a beneficial owner.

For purposes of this Section 2.10, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation or associate (within the meaning of Rule 12b-2 under the Exchange Act for purposes of these by-laws) of such stockholder or beneficial owner.

(d)    A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.10 shall be true and correct as of the record date for stockholders entitled to notice of the meeting, and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e)    Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.10. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.10, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(f)    This Section 2.10 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.10 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.10 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g)    For purposes of these by-laws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

2.11 ADVANCE NOTICE OF NOMINATION FOR ELECTION OF DIRECTORS AT A MEETING.

(a)    Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these by-laws or (ii) by a stockholder present in person (A) who was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.11 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 2.11 as to such notice and nomination. For purposes of this Section 2.11, “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative of such stockholder, appear at such meeting. A “qualified representative” of such proposing stockholder shall be, if such proposing stockholder is (x) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (y) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (iii) a trust, any trustee of such trust. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(b)    Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (i) provide Timely Notice (as defined in Section 2.10) thereof in writing and in proper form to the Secretary, (ii) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 2.11 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.11. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (A) provide timely notice thereof in writing and in proper form to the Secretary at the principal executive offices of the Corporation, (B) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 2.11 and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.11. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation no later than the tenth (10th) day following the day on which public disclosure (as defined in Section 2.10) of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c)    To be in proper form for purposes of this Section 2.11, a stockholder’s notice to the Secretary shall set forth:

(i)    as to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.10(c)(i)), except that for purposes of this Section 2.11 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.10(c)(i).

(ii)    as to each Nominating Person, any Disclosable Interests (as defined in Section 2.10(c)(ii), except that for purposes of this Section 2.11 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.10(c)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 2.10(c)(ii) shall be made with respect to the election of directors at the meeting); and

(iii)    as to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to Section 2.10 and this Section 2.11 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as required by the Board of Directors.

For purposes of this Section 2.11, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made and (iii) any associate of such stockholder or beneficial owner or any other participant in such solicitation.

(d)    A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.11 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e)    In addition to the requirements of this Section 2.11 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

SECTION 3

Board of Directors

3.1. NUMBER. The Board of Directors shall consist of one (1) to seven (7) members, as determined by the Board of Directors from time to time. Directors need not be stockholders.

3.2. TENURE. Except as otherwise provided by law, by the articles of incorporation or by these by-laws, each director shall hold office until his or her successor is elected and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified.

3.3. POWERS. The business of the Corporation shall be managed by the Board of Directors who shall have and may exercise all the power of the Corporation and do all such lawful acts and things as are not by law, the articles of incorporation or these by-laws directed or required to be exercised or done by the stockholders.

3.4. VACANCIES. Vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the articles of incorporation or of these by-laws as to the number of directors required for a quorum or for any vote or other action.

3.5. COMMITTEES. The Board of Directors may, by vote of a majority of the whole Board of Directors, (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors; (b) designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at any meeting and not disqualified from voting, whether or not constituting a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

3.6. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held without call or notice at such place and at such times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

3.7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time and at any place designated in the notice of the meeting, when called by the Chairman of the Board, or by a majority of the directors, reasonable notice thereof being given to each director by the Secretary or by the Chairman of the Board or any one of the directors calling the meeting.

3.8. NOTICE. It shall be reasonable and sufficient notice to a director to send notice by mail at least forty-eight hours or by telephone, facsimile, or electronic message at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.9. QUORUM. Except as may be otherwise provided by law, by the articles of incorporation or by these by-laws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third of the total number of directors constituting the whole Board of Directors. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. Directors may participate in any meeting of the Board of Directors by means of telephone or other communication equipment which allows all individuals participating in the meeting to hear each other at the same time. This type of participation in a meeting shall constitute presence in person at the meeting.

3.10. ACTION BY VOTE. Except as may be otherwise provided by law, by the articles of incorporation or by these by-laws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the Board of Directors.

3.11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or a committee thereof may be taken without a meeting if all the members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the records of the meeting of the Board of Directors or of such committee. Such consent shall be treated for all purposes as the act of the Board of Directors or of such committee, as the case may be.

3.12. COMPENSATION. The Board of Directors shall have the authority to fix the compensation of the directors. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving reasonable compensation therefor.

3.13 NO STAGGERED TERMS. The Corporation shall not be governed by any of the provisions set forth in I.C. § 23-1-33-6(c) of the Indiana Business Corporation Law.

SECTION 4

Officers and Agents

4.1. ENUMERATION; QUALIFICATION. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Treasurer, a Secretary and such other officers as the Board of Directors may appoint including without limitation a Vice Chairman of the Board, a Controller, and one or more Senior Vice Presidents, Vice Presidents, Assistant Secretaries or Assistant Treasurers. Any two or more offices may be held by the same person. The salaries of the Chairman of the Board, Chief Executive Officer and the Vice Chairman shall be fixed from time to time by the Board of Directors. The Chairman of the Board or a delegate shall fix the compensation of all other officers.

4.2. POWERS. Subject to law, to the articles of incorporation and to the other provisions of these by-laws, each officer shall have, in addition to the duties and power herein set forth, such duties and powers as are commonly incident to his or her office and such additional duties and powers as the Board of Directors may from time to time designate. Unless otherwise directed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or any officer of the Corporation authorized by the Board of Directors shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or securityholders of or with respect to any action of stockholders or securityholders of any other entity in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other entity. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision of these by-laws.

4.3. ELECTION. The officers may be elected by the Board of Directors at their first meeting following the annual meeting of the stockholders or at any other time. At any time or from time to time the directors may delegate to any officers their power to elect or appoint any other officer or any agents.

4.4. TENURE. Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until his or her successor is chosen and qualified unless a shorter period shall have been specified by the terms of his or her election or appointment, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors or the Chairman of the Board.

4.5. CHAIRMAN AND VICE CHAIRMAN OF THE BOARD OF DIRECTORS. Except as otherwise voted by the directors, the Chairman of the Board shall be the Chief Executive Officer of the Corporation, he or she shall preside at all meetings of the stockholders and directors at which he or she is present and shall have such other powers and duties as the Board of Directors, executive committee or any other duly authorized committee shall from time to time designate. Subject to these by-laws and the direction of the Board of Directors, the Chairman of the Board shall have the responsibility and the power necessary for the management, oversight, supervision and control of the business and affairs of the Corporation.

Except as otherwise voted by the directors, the Vice Chairman of the Board, if any is elected or appointed, shall assume the duties and powers of the Chairman of the Board in his or her absence and shall otherwise have such duties and powers as shall be designated from time to time by the Board of Directors.

4.6 PRESIDENT. The President shall be responsible to the Chief Executive Officer and Chairman in the performance of his or her duties, and shall, in the absence or disability of the

Chief Executive Officer, perform the duties and exercise the power of the Chief Executive Officer. The President shall perform such duties and have such powers as the Chairman, Chief Executive Officer or Board of Directors may, from time to time, assign.

4.7. VICE PRESIDENTS. Any vice presidents shall have all such duties and powers as are commonly incident to the office of vice president or that are delegated to him or her by the Board of Directors, Chairman of the Board or the Chief Executive Officer.

4.8. TREASURER. The Treasurer shall have care of all funds of the Corporation and shall exercise the powers and shall perform the duties incident to the office of Treasurer, subject to the direction of the Board of Directors, Chairman of the Board or the Chief Executive Officer.

4.9. CONTROLLER. If a controller is elected, he or she shall be the Chief Accounting Officer of the Corporation and shall be in charge of its books of account and accounting records, and of its accounting procedures. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.

4.10. SECRETARY. The Secretary shall keep the minutes of all meetings of the stockholders and the Board of Directors. In the absence of the Secretary from any meeting, a temporary secretary, chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed the Secretary shall keep or cause to be kept the stock and transfer records of the Corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. The Secretary shall be custodian of the corporate seal and shall affix it or cause it to be affixed to such instruments as require such seal and attest the same and shall exercise the powers and shall perform the duties incident to the office of Secretary, and those that may from time to time be designated by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.

4.11. ASSISTANT SECRETARIES. Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the Secretary.

SECTION 5

Resignations and Removals

5.1. Any director or officer may resign at any time by delivering his or her resignation in writing to the Chairman of the Board, the Secretary, or to a meeting of the Board of Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in either case the necessity of its being accepted unless the resignation shall so state. A director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office with or without cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote in the election of directors. The Board of Directors may at any time remove any officer either with or without cause. The Board of Directors may at any time terminate or modify the authority of any agent. No director or officer resigning and (unless a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no director or officer removed, shall have any right to any compensation as such director or officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of a removal, the body acting on the removal, shall in their or its discretion provide for compensation.

SECTION 6

Capital Stock

6.1. STOCK CERTIFICATES. Shares of the Corporation’s stock may be certificated or uncertificated, as provided by I.C. §§ 23-1-26-6 and 7, of the Indiana Business Corporation Law. All certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and the number, class and designation of the series, if any, of the shares held and shall be signed by the Chairman, Vice Chairman, or a Vice President and by the Treasurer, Assistant Treasurer, Secretary, or an Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the time of its issue.

6.2. LOSS OF CERTIFICATES. In the case of the alleged theft, loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms, including receipt of a bond sufficient to indemnify the Corporation against any claim or account thereof, as the Board of Directors may prescribe.

6.3. VOTING POWER. Every reference in these by-laws to a majority or other proportion of stock or shares shall refer to such majority or other proportion of the votes of such stock or shares.

SECTION 7

Transfer of Shares of Stock

7.1. TRANSFER ON BOOKS. Transfers of stock shall be made on the books of the Corporation only by the record holder of such stock, or by an attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, subject to the restrictions, if any, stated or noted on the stock certificate, upon surrender to the Corporation or its transfer agent of the certificate therefore properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the Board of Directors or the transfer agent of the Corporation may reasonably require. Except as may be otherwise required by law, by the articles of incorporation or by these by-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the Corporation.

7.2 RECORD DATE.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not be more than seventy (70) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this subsection (a) at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, other than the matters set forth in Section 7.1(a) and Section 7.1(b) of these by-laws, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 8

Indemnification of Directors and Officers

8.1. RIGHT TO INDEMNIFICATION. Each director or officer of the Corporation who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of the State of Indiana, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators: provided however, that except for any proceeding seeking to enforce or obtain payment under any right to indemnification by the Corporation, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if the Corporation has joined in or consented to the initiation of such proceeding (or part thereof). The Corporation may, by action of its Board of Directors, either on a general basis or as designated by the Board of Directors, provide indemnification to employees and agents of the Corporation, and to directors, officers, employees and agents of the Corporation’s subsidiaries, with the same scope and effect as the foregoing indemnification of directors and officers.

8.2. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the articles of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise. Each person who is or becomes a director or officer of the Corporation shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided in this Section.

8.3. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Indiana Business Corporation Law.

8.4. EXPENSES AS A WITNESS. To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her in connection therewith.

8.5. INDEMNITY AGREEMENTS. The Corporation may enter into indemnity agreements with the persons who are members of its Board of Directors from time to time, and with such officers, employees and agents of the Corporation and with such officers, directors, employees and agents of subsidiaries as the Board of Directors may designate, such indemnity agreements to provide in substance that the Corporation will indemnify such persons as contemplated by this Section, and to include any other substantive or procedural provisions regarding indemnification as are not inconsistent with the Indiana Business Corporation Law. The provisions of such indemnity agreements shall prevail to the extent that they differ from the provisions of this Section.

SECTION 9

Corporate Seal

9.1. The seal of the Corporation shall, subject to alteration by the Board of Directors, consist of a flat-faced circular die with the word “Indiana” together with the name of the Corporation and the year of its organization, cut or engraved thereon. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 10

Execution of Papers

10.1. Except as the Board of Directors may generally or in some particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Corporation shall be signed by the Chairman of the Board, Chief Financial Officer, Controller, Treasurer, Secretary or by one of the Vice Presidents.

SECTION 11

Fiscal Year

11.1. The fiscal year of the Corporation shall end on the 31st day of December of each year unless changed by a resolution of the Board of Directors.

SECTION 12

Forum for Adjudication of Disputes

12.1. Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit or Superior Courts of Hamilton County of the State of Indiana (the “Selected Courts”) (or, in the event that the Selected Court does not have jurisdiction, the United States District Court for the Southern District of the State of Indiana or other state courts of the State of Indiana) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought by or in the name of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, agent or Affiliate of the Corporation to the Corporation or to the Corporation’s stockholders, (c) any action arising pursuant to any provision of the Indiana Business Corporation Law or the Corporation’s articles of incorporation or these by-laws (as may be amended from time to time) or (d) any action asserting a claim against the Corporation governed by the internal affairs doctrine. If any action, of which the subject matter is within the scope of the preceding sentence, is filed in a court other than a court located in the State of Indiana (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) personal jurisdiction of the state and federal courts located within the State of Indiana in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

SECTION 13

General Provisions

13.1 HOUSEHOLD NOTICES. Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the Corporation under any provision of applicable law, the articles of incorporation, or these by-laws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholders by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice permitted under this Section 13.1, shall be deemed to have consented to receiving such single written notice.

13.2 FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

SECTION 14

Amendments

14.1. The power to make, alter, amend or repeal these by-laws is invested solely in the Board of Directors and the affirmative vote of a majority of the actual number of directors elected and qualified, from time to time, shall be necessary to effect any alteration, amendment or repeal of the by-laws.